UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 5, 2009

BEARING MINERAL EXPLORATION, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-156368	98-0585718
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

92 Wishing Well Drive, Toronto, ON CANADA, M1T 1J4
(Address of Principal Executive Offices)

(416) 816-6219
(Issuer's Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 - Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 5, 2009, Bearing Mineral Exploration, Inc. (the “Company”) appointed Lorne H. Brown to the Company’s board of directors.

Lorne H. Brown, 54, has been the Administration Manager for Boss Canada, Inc. in Concord, Ontario, Canada, since March 1982.  Boss Canada, Inc.; is a Canadian subsidiary of Boss Holdings, Inc. a publicly listed Delaware Company; which trades on the OTC Bulletin Board under the symbol “BSHI”. Boss Canada, Inc. is a manufacturing and distribution centre of quality work gloves and protective wear sold to industrial businesses and retailers globally.

Mr. Brown is not expected to be appointed to one or more committees of the board at future meetings, and currently serves on no committees.  Mr. Brown has not previously held any positions with the Company and there have been no related party transactions between Mr. Brown and the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEARING MINERAL EXPLORATION, INC.

October 6, 2009

GERHARD SCHLOMBS
Gerhard Schlombs
Chief Executive Officer